Exhibit 99.4

FORM OF LETTER

STEREOTAXIS, INC.

Subscription Warrants to Purchase Shares of Common Stock

Offered Pursuant to Subscription Warrants

Distributed to Shareholders of Stereotaxis, Inc.

[            ], 2015

Dear Stockholder:

This letter is being distributed by Stereotaxis, Inc. (“Stereotaxis”) to all holders of record of shares of its common stock, par value $0.001 per share (the “Common Stock”), at 5:00 p.m., New York City time, on September 9, 2015 (the “Record Date”), in connection with a distribution in a warrants offering (the “Warrants Offering”) of transferable subscription warrants (the “Warrants”) to subscribe for and purchase shares of Common Stock. The Warrants and Common Stock are described in the accompanying prospectus supplement covering the Warrants and the shares of Common Stock issuable upon their exercise dated September 4, 2015 (the “Prospectus”).

In the Warrants Offering, Stereotaxis is offering an aggregate of up to 5,755,775 shares of Common Stock, as described in the Prospectus. The Warrants will expire, if not exercised prior to 5:00 p.m., New York City time, on September 30 2015, unless extended (the “Expiration Time”).

As described in the Prospectus, you will receive a subscription warrant to purchase one share of Common Stock at a price of $1.10 per share (the “Subscription Price”) for every four shares of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date (with the total number of Warrants issuable rounded down to avoid the issuance of fractional Warrants). Each holder of Warrants is also entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the unsubscribed shares of Common Stock at the same subscription price of $1.10 per share. Each Warrants holder is entitled to exercise its over-subscription privilege only if it exercises its Warrants in full.

You will be required to submit payment in full for all the shares you wish to buy with your Warrants (and over-subscription privilege, if applicable). No fractional Warrants will be distributed and no fractional shares will be issued. Any fractional Warrants issuable pursuant to the Warrants Offering resulting from the number of shares owned as of the Record Date or fractional shares issuable pursuant to the over-subscription privilege resulting from prorations or other limitations will be eliminated by rounding down to the nearest whole Warrant or whole share, with the Subscription Price being paid accordingly. Any excess subscription payments received by Broadridge Corporate Issuer Solutions, Inc. (the “Warrants Agent”) will be returned, without interest, as soon as practicable.

The Warrants are evidenced by a transferable Warrants certificate (the “Warrants Certificate”) registered in your name and will cease to have any value at the Expiration Time. The Warrants are transferable during the course of the Warrants Offering. If you purchase Warrants in the open market or otherwise, and the Warrants Offering is not completed, the purchase price paid for such Warrants will not be returned to you.

Enclosed are copies of the following documents:

1. The Prospectus;

2. A Warrants Certificate evidencing the Warrants for which you are the holder of record;

3. Instructions as to the Use of Stereotaxis, Inc. Warrants Certificates (including a Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9);

4. Notice of Guaranteed Delivery for Warrants Certificates Issued by Stereotaxis; and

5. A return envelope addressed to Broadridge Corporate Issuer Solutions, Inc., the Warrants Agent.

Your prompt action is requested. To exercise the Warrants, you should deliver the properly completed and signed Warrants Certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Warrants (and the over-subscription privilege, if applicable), to the Warrants Agent, as indicated in the Prospectus. The Warrants Agent must receive the Warrants Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time. A Warrants holder cannot revoke the exercise of its Warrants. Warrants not exercised prior to the Expiration Time will expire.

Additional copies of the enclosed materials may be obtained from the Warrants Agent. The Warrants Agent’s telephone number is (855) 300-4994. Any questions or requests for assistance concerning the Warrants Offering should be directed to the Warrants Agent.

Very truly yours,

Stereotaxis, Inc.